Exhibit 99.1

INSTRUCTIONS FOR USE OF SIMON WORLDWIDE, INC.

SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM

CONSULT THE INFORMATION AGENT, OR

YOUR BANK OR BROKER AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by Simon Worldwide, Inc. (“we”, “our” or the “Company”) to the holders of record of our common stock (the “Common Stock”) at 5:00 p.m., Eastern Time, on [—], 2013 (the “Record Date,” and such holders of record of Common Stock at such time on the Record Date, the “Eligible Holders”), as described further in the accompanying prospectus dated [—], 2013 (the “Prospectus”). Eligible Holders are receiving, at no charge, non-transferable subscription rights (the “Subscription Rights”) to subscribe for and purchase shares of the Common Stock. In the Rights Offering, we are offering up to an aggregate of [—] shares of Common Stock to be issued upon the exercise of the Subscription Rights. Each Eligible Holder will receive one Subscription Right for each whole share of Common Stock that the Eligible Holder owned on the Record Date.

The Subscription Rights will expire, if not exercised prior to 5:00 p.m., Eastern Time, on [—], 2013, unless we elect, in our sole discretion, to extend the period of the Rights Offering beyond such date (as such date may be extended, the “Expiration Date”). Each whole Subscription Right entitles the Eligible Holder to purchase 0.[—] shares of Common Stock (the “Basic Subscription Right”) at a subscription price of $[—] per share. Subscription Rights may only be exercised in whole numbers. Fractional shares or cash in lieu of fractional shares will not be issued. Instead, fractional shares resulting from the exercise of Subscription Rights will be eliminated by rounding down to the nearest whole share. For example, if you owned [—] shares of Common Stock on the Record Date, you would receive [—] Subscription Rights and would have the right to purchase [—] shares of Common Stock for $[—] per share pursuant to your Basic Subscription Right.

In addition, each holder of Subscription Rights who exercises the Basic Subscription Right in full will be eligible to subscribe to purchase additional shares of Common Stock, subject to the conditions and limitations described further in the Prospectus (the “Over-Subscription Privilege”). We reserve the right, exercisable in our sole discretion, to reject in whole or in part any requests to purchase additional shares that we may receive pursuant to the Over-Subscription Privilege, regardless of the availability of shares to satisfy these requests.

The Subscription Rights held by each Eligible Holder are evidenced by a subscription rights certificate and election form (the “Subscription Rights Certificate and Election Form”) registered in the Eligible Holder’s name. Your Subscription Rights are non-transferable, meaning that they may not be sold, transferred, or assigned to anyone else.

Each Eligible Holder will be required to submit and deliver payment in full for all of the shares of Common Stock that the Eligible Holder wishes to buy under the Basic Subscription Right and pursuant to the Over-Subscription Privilege before the Expiration Date.

Fractional shares of Common Stock resulting from the exercise of Subscription Rights will be eliminated by rounding down to the nearest whole share, with the total exercise price being adjusted accordingly. Any excess subscription payments received by Computershare Trust Company, N.A. (the “Subscription Agent”) will be returned, without interest or penalty, as soon as practicable following the completion of the Rights Offering.

The Subscription Agent must receive your Subscription Rights Certificate and Election Form, with full payment of the total subscription amount, including final clearance of any uncertified personal checks, on or before 5:00 p.m., Eastern Time, on the Expiration Date. Once you have exercised your Subscription Rights, you cannot revoke the exercise of your Subscription Rights. If you do not validly exercise your Subscription Rights in the manner described herein and in the Prospectus before 5:00 p.m., Eastern Time, on the Expiration Date, they will expire and you will have no further rights under them.

The number of Basic Subscription Rights to which you are entitled is indicated on the front of your Subscription Rights Certificate and Election Form under the heading “Rights Qty Issued”. In order to calculate the number of shares you may purchase pursuant to your Basic Subscription Rights, you must multiply the number of Basic Subscription Rights you have received by 0.[—], and then round the resulting product down to the nearest whole share, as set forth in Section 1 of your Subscription Rights Certificate and Election Form. You must also calculate the aggregate price for the number of shares that you elect to purchase pursuant to your Basic Subscription Rights and, if you have exercised your Basic Subscription Rights in full and wish to purchase additional available shares, your Over-Subscription Privilege, by multiplying such number of shares that you elect to purchase by the per share subscription price of $0.[—], as set forth in Section 1 of your Subscription Rights Certificate and Election Form. You should indicate your wishes with regard to the exercise of your Subscription Rights, including any shares you wish to purchase pursuant to the Over-Subscription Privilege, by completing the appropriate portions of your Subscription Rights Certificate and Election Form and returning the completed and signed Subscription Rights Certificate and Election Form to the Subscription Agent (using the envelope provided if you send it by mail). We recommend that you send your Subscription Rights Certificate and Election Form and subscription payment by overnight courier or by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date.

THE SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM AND FULL PAYMENT OF THE TOTAL SUBSCRIPTION AMOUNT FOR ALL SHARES OF COMMON STOCK SUBSCRIBED FOR UNDER THE BASIC SUBSCRIPTION RIGHT AND ANY ADDITIONAL SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED PERSONAL CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE. ONCE AN ELIGIBLE HOLDER HAS EXERCISED ANY SUBSCRIPTION RIGHTS, SUCH EXERCISE MAY NOT BE REVOKED (UNLESS WE ARE REQUIRED BY LAW TO PERMIT REVOCATION). SUBSCRIPTION RIGHTS THAT ARE NOT EXERCISED PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE WILL EXPIRE.

1.	Method of Subscription—Exercise of Subscription Rights

To exercise your Subscription Rights, complete your Subscription Rights Certificate and Election Form and send the properly completed and executed Subscription Rights Certificate and Election Form evidencing such Subscription Rights, together with payment in full of the total required subscription amount for all of the shares you intend to purchase under your Basic Subscription Right and any additional shares you wish to subscribe for pursuant to the Over-Subscription Privilege, to the Subscription Agent, by no later than 5:00 p.m., Eastern Time, on the Expiration Date. Your full payment will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars by a certified or cashier’s check or bank draft drawn upon a U.S. bank, personal check or U.S. postal or express money order payable to “Computershare Trust Company, N.A. acting as Subscription Agent for Simon Worldwide, Inc.”. Payments will be deemed to have been received upon clearance of any uncertified personal check or receipt by the Subscription Agent of any certified or cashier’s check or bank draft drawn upon a U.S. bank, or U.S. postal or express money order. If you pay by uncertified personal check, please note that your payment may take five (5) or more business days to clear. Accordingly, if you wish to pay your subscription amount by means of uncertified personal check, we urge you to deliver your payment to the Subscription Agent sufficiently in advance of the Expiration Date to ensure that your payment is received and clears by the Expiration Date, and we also urge you to consider making your payment by means of a certified or cashier’s check, bank draft or money order.

The Subscription Rights Certificate and Election Form and full payment of the total subscription amount must be delivered to the Subscription Agent by one of the methods described below:

By First Class, Registered or Certified Mail:	By Express Mail or Overnight Delivery:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

Delivery to any address or by a method other than those set forth above does not constitute valid delivery.

If you have any questions, require any assistance in exercising your Subscription Rights, or require additional copies of relevant documents, please contact the Information Agent, Georgeson Inc., at (800) 509-0976 or, if you are located outside the U.S., (781) 575-3340 (collect).

If you do not indicate the number of Subscription Rights being exercised, or do not forward full payment of the total subscription amount, then you will be deemed to have exercised the maximum number of Subscription Rights that may be exercised with the amount of payment that you delivered to the Subscription Agent. If the Subscription Agent does not apply your full subscription payment to your purchase of shares of Common Stock, any excess subscription payment received by the Subscription Agent will be returned to you, without interest, as soon as practicable following the completion of the Rights Offering.

Brokers, custodian banks, and other nominee holders of Subscription Rights who exercise the Subscription Rights on behalf of beneficial owners of Subscription Rights will be required to certify to the Company, the Subscription Agent, and the Information Agent, with respect to each beneficial owner of Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting, as to the aggregate number of Subscription Rights that have been exercised and the corresponding number of shares of Common Stock subscribed for pursuant to the Basic Subscription Right and, in connection with any subscription request pursuant to the Over-Subscription Privilege, the number of shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege.

We offer no assurance that any subscription requests delivered by any holder of Subscription Rights pursuant to the Over-Subscription Privilege will actually be honored in whole or in part. The availability of shares of Common Stock that may be issued by the Company in connection with the Over-Subscription Privilege will depend on the number of shares subscribed for by Eligible Holders under the Basic Subscription Right as described further in the Prospectus. We further reserve the right, exercisable in our sole discretion, to reject in whole or in part any subscription requests, regardless of the availability of shares, which we may receive pursuant to the Over-Subscription Privilege.

2.	Issuance of Common Stock

The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate and Election Form, unless you provide instructions to the contrary in your Subscription Rights Certificate and Election Form.

(a) Basic Subscription Right. As soon as practicable after the Expiration Date and the valid exercise of your Subscription Rights, the Subscription Agent will credit your account with the shares of Common Stock you have purchased pursuant to your Basic Subscription Right.

(b) Over-Subscription Privilege. As soon as practicable after the Expiration Date and after all pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will credit your account with the shares of Common Stock, if any, allocated to you pursuant to validly exercised and accepted subscription requests pursuant to the Over-Subscription Privilege.

(c) Excess Cash Payments. As soon as practicable after the Expiration Date and after all pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected, any excess subscription payment that you have paid to the Subscription Agent will be returned, without interest or penalty, to you.

3.	Execution

(a) Execution by Registered Holder. The signature on the Subscription Rights Certificate and Election Form must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate and Election Form without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate and Election Form in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder. If the Subscription Rights Certificate and Election Form is executed by a person other than the holder named on the face of the Subscription Rights Certificate and Election Form, proper evidence of authority of the person executing the Subscription Rights Certificate and Election Form must accompany the same, unless, for good cause, the Subscription Agent dispenses with proof of authority.

4.	Method of Delivery

The method of delivery of Subscription Rights Certificate and Election Form and payment in full of the total subscription amount to the Subscription Agent will be at the election and risk of the holders of the Subscription Rights. We recommend that you send your

Subscription Rights Certificate and Election Form and subscription payment by overnight courier or by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date. We urge you to consider using a certified or cashier’s check or bank draft drawn upon a U.S. bank, or U.S. postal or express money order, to ensure that the Subscription Agent receives your funds prior to the Expiration Date. If you send an uncertified personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared, which may take five (5) or more business days, but if you send a certified or cashier’s check or a bank draft drawn upon a U.S. bank, or a U.S. postal or express money order, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of your payment. If you wish to pay your subscription payment by means of an uncertified personal check, we urge you to deliver your payment to the Subscription Agent sufficiently in advance of the Expiration Date to ensure that your payment is received and clears by the Expiration Date.

5.	Special Provisions Relating to the Delivery of Subscription Rights through the Depository Trust Company

In the case of Subscription Rights that are held of record through The Depository Trust Company (“DTC”), exercises of the Basic Subscription Right and any subscription requests pursuant to the Over-Subscription Privilege may be effected by instructing DTC to transfer the Subscription Rights from the DTC account of such holder to the DTC account of the Subscription Agent and by delivering to the Subscription Agent, by no later than 5:00 p.m., Eastern Time, on the Expiration Date, the required certification as to the number of shares of Common Stock subscribed for under the Basic Subscription Right and the number of any additional shares subscribed for pursuant to the Over-Subscription Privilege by each beneficial owner of Subscription Rights on whose behalf such nominee is acting, together with payment in full of the total subscription amount for all of the shares of Common Stock subscribed for under the Basic Subscription Right and pursuant to the Over-Subscription Privilege on behalf of all such beneficial owners.